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                                  EXHIBIT 23.4

                         CONSENT OF INDEPENDENT AUDITORS

                          [HAROLD RATCLIFF LETTERHEAD]

         I consent to the reference to me under the caption "Experts" in the Registration Statement (Amendment No. 1 to Form S-3 on Form S-2) and related Prospectus of EXCO Resources, Inc., for the registration of 5,943,360 shares of its common stock and to the incorporation by reference therein of my report dated March 25, 1998, with respect to the financial statements of Gladstone Resources, Inc., included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                  HAROLD L. RATCLIFF, C.P.A.


Dallas, Texas
June 29, 1998